Exhibit 3.2

BYLAWS

OF

MARTEN TRANSPORT DELAWARE, LTD.

ARTICLE I

Offices

Section 1.                Registered Office.  The registered office of Marten Transport Delaware, Ltd. (the “Corporation”) to be maintained in the State of Delaware is as designated in the Certificate of Incorporation.  The Board of Directors of the Corporation may, from time to time, change the location of the registered office.  On or before the day that such change is to become effective, a certificate of such change and of the address of the new registered office shall be filed with the Secretary of State of the State of Delaware.

Section 2.             Other Offices.  The Corporation may establish and maintain such other offices, within or without the State of Delaware, as are from time to time authorized by the Board of Directors.

ARTICLE II

Meetings of Stockholders

Section 1.             Place of Meeting.  All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notices or waivers of notice of such meetings.

Section 2.             Annual Meeting.  Annual meetings of the stockholders, for the purpose of electing directors or for the transaction of any other business as may come before the meeting, shall be held on such date and at such time as may be designated by the Board of Directors and stated in the notices or waivers of notice of such meetings.

Section 3.             Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer at the request in writing of two or more members of the Board of Directors.  Such request shall be by certified or registered mail or delivered in person to the Chief Executive Officer and shall state the purpose or purposes of the proposed meeting.  No business shall be transacted at any special meeting of stockholders except that stated in the notice of the meeting.

Section 4.             Notice of Meetings of Stockholders.  Written notice of the date, time and place and, in the case of any special meeting, the purpose or purposes of the special meeting, shall be mailed, postage prepaid, not less than 10 nor more than 60 days before such meeting, to each stockholder entitled to vote at such meeting at the address of such stockholder as the same appears upon the books of the Corporation.

Section 5.             Voting Records.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this provision or the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

Section 6.             Waiver of Notice.  A stockholder may waive notice of a meeting of stockholders.  A written waiver, signed by the stockholder entitled to notice, whether given before, at or after the meeting, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.             Quorum and Adjournment.  The holders of a majority of the voting power of the shares present in person or by proxy entitled to vote at a meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 8.             Voting Rights.  A stockholder may cast his vote in person or by proxy. When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.             Manner of Voting.  Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be valid after three years from its date, unless the proxy expressly provides for a longer period.

Section 10.           Record Date.  The Board of Directors may fix a date, not less than 10 nor more than 60 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and in such case only stockholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 11.                Organization of Meetings.  The Chief Executive Officer shall preside at all meetings of the stockholders, and in his or her absence any person chosen by the stockholders present shall act as chairman.  The Secretary shall act as secretary of all meetings of the stockholders, and in his or her absence any person appointed by the chairman shall act as secretary.

Section 12.                Inspection.  The chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the stockholders.  Any inspector may be removed, and a new inspector or inspectors appointed, by the Board of Directors at any time.  Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the question, respectively, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively.  The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested.  Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.

Section 13.           Action Without a Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

Board of Directors

Section 1.             General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable statutes or the Certificate of Incorporation.

Section 2.             Number, Qualifications and Term of Office.  The number of directors which shall constitute the whole board shall be at least one, or such other number as may be determined by resolution of the Board of Directors or by resolution of the stockholders.  Directors need not be stockholders of the Corporation.  Except as otherwise required or permitted by statute, the directors shall be elected at each annual meeting of the Corporation’s stockholders (or at any special meeting of the stockholders called for that purpose) by a majority of the voting power of the shares represented and voting, and each director shall be elected to serve until the next annual meeting of the stockholders or until his or her successor shall have been duly elected and qualified.

Section 3.                Resignation and Removal.  Any director may resign at any time upon written notice to the Corporation.  Such resignation shall take effect on the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting shares entitled to elect such director taken at a meeting of the stockholders called for that purpose.

Section 4.                Vacancies.  If the office of any director becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors then in office, although less than a quorum, by a majority vote may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.  With respect to the initial election of a director to fill a newly created directorship resulting from an increase in the number of directors by action of the Board of Directors in the manner permitted by statute, such vacancy shall be filled by the affirmative vote of a majority of the directors serving at the time of the increase.

Section 5.                Meetings of Directors.  A regular meeting of the Board of Directors of the Corporation shall be held without other notice than this provision immediately after the annual meeting of stockholders, and each adjourned session thereof.  The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders.  The Board of Directors of the Corporation may hold special meetings, from time to time, either within or without the State of Delaware, at such place as a majority of the members of the Board of Directors may from time to time appoint.  If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

Section 6.             Calling Meetings.  Special meetings of the Board of Directors may be called by the Chief Executive Officer on two days’ notice to each director, either personally, by telephone or by mail or telegram and shall be called by the Chief Executive Officer in like manner and on like notice on the written request of at least two of the directors. Every such notice shall state the date, time and place of the meeting.

Section 7.                Participation by Conference Telephone.  Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

Section 8.             Waiver of Notice.  A director may waive notice of a meeting of the Board of Directors.  A written waiver, signed by the director entitled to notice, whether given before, at or after the meeting, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9.             Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statutes or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 10.                Organization of Meetings.  The Chief Executive Officer shall preside at all meetings of the Board of Directors, and in his or her absence any director chosen by the directors present shall act as chairman.  The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the chairman shall act as secretary.

Section 11.           Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee, as the case may be.

Section 12.                Compensation of Directors.  The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise or may delegate such authority to an appropriate committee.  The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

Section 13.                Committees.  The Board of Directors by resolution adopted by the affirmative vote of a majority of the directors present at any meeting at which there is a quorum may designate one or more committees, each committee to consist of one or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to stockholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section.  The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chief Executive Officer or upon request by the chairman of such meeting. Each such committee shall fix its own rules, consistent with applicable statutes and these Bylaws, governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

ARTICLE IV

Officers

Section 1.             Number and Qualifications.  The principal officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, a Secretary and a Treasurer.  The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.  Any number of offices or functions of those offices may be held or exercised by the same person.

Section 2.             Election.  The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Secretary and a Treasurer by a resolution approved by a majority of the directors present.

Section 3.             Other Officers and Agents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.             Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.             Term of Office.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.  Any officer may resign at any time by giving written notice to the Chairman of the Board or the President of the Corporation.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.             The Chief Executive Officer.  Power and Duties.  The Chief Executive Officer of the Corporation shall preside at all meetings of the Board of Directors and the stockholders, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and may sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws or the Board of Directors exclusively to some other officer or agent of the Corporation.  In addition to the general responsibilities incident to the office of Chief Executive Officer, he or she shall have such other powers and perform such additional duties as may from to time be assigned by the Board of Directors.  Except as otherwise prescribed by these Bylaws or the Board of Directors, the Chief Executive Officer shall prescribe the duties of other officers.

Section 7.             The President.  Powers and Duties.  The President shall be the chief operating officer of the Corporation, shall be responsible for the management of all the operations of the business of the Corporation and may also sign and deliver in the name of the Corporation any instruments or documents pertaining to the business of the Corporation which could be signed by the Chief Executive Officer.  In addition to the general responsibilities incident to the office of President, he or she shall have such other powers and perform such additional duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

Section 8.             The Vice President.  Powers and Duties.  The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 9.             The Secretary.  Powers and Duties.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be.

Section 10.                Assistant Secretary.  The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 11.           The Treasurer.  Powers and Duties.  The Treasurer shall be the chief financial officer of the Corporation, and shall keep accurate financial records for the Corporation.  He or she shall deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors from time to time, and shall have the power to endorse for deposit all notes, checks, and drafts received by the Corporation.  He or she shall disburse the funds of the Corporation as ordered by the Board of Directors, making proper vouchers therefor, and shall render to the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 12.                Treasurer’s Bond.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 13.                Assistant Treasurer.  The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

ARTICLE V

Certificates of Stock

Section 1.                Certificates of Stock.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary of the Corporation, if there be one, certifying the number of shares owned by him or her in the Corporation.  The certificates of stock shall be numbered in the order of their issue.

Section 2.                Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.             Lost or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.                Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

Section 6.             Legend.  Before transferring any shares or issuing any new certificates, the Corporation shall first determine whether there are any restrictions thereon permitted by Section 202 of the Delaware General Corporation Law and to the extent shareholders have agreed to affix a legend or legends on the certificates, the transfer agent shall affix said legend on all certificates representing shares affected thereby and upon all substitute certificates related thereto.

ARTICLE VI

Indemnification

Section 1.             Right to Indemnification.  Every person who was or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith. Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee, or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

Section 2.                Contract.  The provisions of Section 1 of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 3.                Indemnification Agreement.  The corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors or officers of the corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

Section 4.             Other Indemnification.  The rights of indemnification conferred by this Article VI shall not be exclusive of, but shall be in addition to, any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article VI.

Section 5.                Insurance.  Upon a resolution or resolutions duly adopted by the Board of Directors of the corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability or expenses asserted against such person or incurred by him or her in any capacity, or arising out of his or her capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability or expenses under the provisions of applicable statutes, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

General Provisions

Section 1.                Dividends.  Subject to the provisions of the applicable statutes and the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock.

Section 2.                Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.             Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.             Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.             Seal.  The Corporation may have such corporate seal as may be designated by resolution of the Board of Directors.

ARTICLE VIII

Amendments

Section 1.                Amendments.  The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the stockholders to adopt, amend or repeal these Bylaws, as permitted by applicable statutes.

April 5, 1988